Exhibit 3
Names and addresses of the Underwriters of the Republic of Italy’s
3.125% Notes due January 26, 2015

Underwriters’ Addresses in relation to the Republic of Italy’s US$2,500,000,000
3.125% Notes due January 26, 2015

Barclays Bank PLC	5 North Colonnade
Canary Wharf
London E14 4BB
England

Citibank International plc	Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB England

Credit Suisse Securities (Europe) Limited	One Cabot Square
London E14 4QJ
United Kingdom

BNP Paribas	10 Harewood Avenue
London NW1 6AA
United Kingdom

Deutsche Bank AG, London Branch	60262 Frankfurt am Main
Taunuslanlage 12
Frankfurt, 60325
Germany

Goldman Sachs International	133 Fleet Street
Peterborough Court
London EC4A 2BB
United Kingdom

HSBC Bank plc	8 Canada Square
London E14 5HQ
England

J.P. Morgan Securities Ltd.	125 London Wall
London E2Y 5AH
United Kingdom

Morgan Stanley & Co International plc	25 Cabot Square
Canary Wharf
London E14 4QA
England

Merrill Lynch International	2 King Edward Street
London EC1A 1HQ
United Kingdom

The Royal Bank of Scotland plc	135 Bishopsgate
London EC2M 3UR
United Kingdom

UBS Limited	1 Finsbury Avenue
London EC2M 2PP
England